UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 16, 2018

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)       On January 16, 2018, Jack in the Box Inc. (the “Company”) announced it will appoint Mr. Lance Tucker to the position of Executive Vice President, Chief Financial Officer, anticipated effective March 26, 2018. In this role, he will be succeeding Mr. Jerry Rebel, who will work with Mr. Tucker to help assure a smooth transition.

Mr. Tucker has more than 25 years of experience in finance and accounting. He is currently Senior Vice President, Chief Financial Officer and Chief Administrative Officer for Papa John’s International, Inc., where he is responsible for all finance, accounting, legal, human resources, investor relations, strategic planning and risk management functions. Mr. Tucker was promoted to Chief Financial Officer and Treasurer in February 2011 and added the Chief Administrative Officer title and responsibilities in July 2012. From June 2010 to February 2011, he was Papa John’s Chief of Staff and Senior Vice President, Strategic Planning, and he served as its Chief of Staff and Vice President, Strategic Planning from June 2009 to June 2010. Prior to joining Papa John’s in 2009, Mr. Tucker served six years as Chief Financial Officer of Evergreen Real Estate in Louisville. From 1999 to 2003, he held leadership positions in finance for several companies engaged in education, technology consulting, online retailing or real estate development. Mr. Tucker was previously employed by Papa John’s as Director of Finance from 1994 to 1999. Prior to joining Papa John’s, Mr. Tucker was a senior accountant for Ernst & Young, LLC. Mr. Tucker is a graduate of Transylvania University in Lexington, Kentucky, and currently serves as a member of its Board of Trustees.

On January 11, 2018, the Company entered into an offer letter (the “Offer Letter”) with Mr. Tucker with respect to his employment as Executive Vice President, Chief Financial Officer. The Offer Letter provides for an annual base salary of $575,000 and a target annual bonus incentive under the Company’s Annual Performance Incentive Plan of 75% of his base salary, plus an annual cash perquisite allowance of $52,000.

In addition, subject to Board approval, Mr. Tucker will receive a one-time new hire grant of RSUs with a grant date fair value of $400,000, which will be subject to a three-year vesting schedule at 33% per year.  The one-time grant of RSUs is intended to help compensate Mr. Tucker for the value of the equity grants and bonuses he forfeits by leaving his employer to join the Company.  The Offer Letter also provides that Mr. Tucker will be eligible for an annual equity award under the Company’s Long-Term Incentive Plan at the next annual grant (for fiscal 2019, anticipated to be in November or December 2018) with an expected target value of $825,000, consisting of a mix of stock options, and performance share units and restricted stock units (RSUs) which are both subject to holding requirements.

Mr. Tucker will also be entitled to relocation assistance, including reimbursement for temporary housing and moving expenses, consistent with the Company’s relocation policy.

There are no arrangements or understandings with any other person pursuant to which Mr. Tucker was appointed as Jack in the Box Chief Financial Officer, and there are no family relationships between Mr. Tucker and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Tucker and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On January 16, 2018, the Company issued a news release announcing Mr. Tucker’s appointment, a copy of which is furnished with this report as Exhibit 99.1. In addition, a copy of the Offer Letter is filed with this report as Exhibit 99.2. The foregoing description of the terms of the Offer Letter is qualified in its entirety by reference to the full text thereof, which is incorporated by reference herein.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.                   Description

99.1                Lance F. Tucker to Join Jack in the Box Inc. as Chief Financial Officer
99.2                Offer letter to Lance Tucker, dated January 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

By:	/s/ JERRY P. REBEL
Jerry P. Rebel
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)
Date: January 16, 2018